UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

WL ROSS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas

New York, New York	10036

(Address of principal executive offices)	(Zip Code)

(212) 826-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Separate Trading of Common Stocks and Warrants

On August 4, 2014, WL Ross Holding Corp. (the “Company”) announced that the holders of the Company's units (the “Units”) may elect to separately trade the common stock and warrants included in the Units commencing on August 5, 2014. Each Unit consists of one share of common stock, $0.0001 par value per share, and one warrant to purchase one-half of one share of common stock. Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “WLRHU” and each of the underlying common stock and warrants are expected to trade on the Nasdaq Capital Market under the symbols “WLRH” and “WLRHW”, respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the Units into common stock and warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WL Ross Holding Corp.

Date: August 4, 2014	By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release, dated August 4, 2014.